1 Ally Financial Inc. Financial Outlook Update March 21, 2017

2 Forward-Looking Statements and Additional Information This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about targets and expectations for various financial and operating metrics. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2016, and other SEC filings. Financial and other information for any period after December 31, 2016, is preliminary and is based on internal or external information available to us at the time of this presentation. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Our use of the term “loans” describes all of the products associated with our direct and indirect lending activities. The specific products include loans, retail installment sales contracts, lines of credit, leases, and other financing products. The term “lend” or “originate” refers to our direct origination of loans or our purchase or acquisition of loans.

3 CONFIDENTIAL Summary Outlook Chris Halmy, Chief Financial Officer Customer and Products Overview Chris Halmy, Chief Financial Officer Dave Shevsky, Chief Risk Officer Net Financing Revenue Brad Brown, Corporate Treasurer Near-term Outlook Chris Halmy, Chief Financial Officer 1 2 3 4 Agenda

4 Executive Summary  Deliver consistently improving results  Financially  Operationally  Relentless focus on customer  Auto and Deposits are “entry” products  Mortgage, Credit Card and Wealth Management as new additions  Unmatched expertise in auto lending as a true relationship business  Natural development from a ground-up brand Ally’s model today provides substantial runway for future  From “auto-finance lender” to leader in digital financial services  Online platform provides nimble and scalable approach  Business model stable and diversified  Positioned for next-chapter evolutions for dealer, customer and commercial relationships

5 Summary Financial Outlook (1) Represents a non-GAAP financial measure. See pages 39 and 40 for details.  Expect over 15% Adjusted EPS(1) CAGR while driving to 12% Core ROTCE(1) over medium-term  Expect 5 - 15% Adjusted EPS(1) growth in 2017  Near-term will be impacted by lease and used vehicle price declines and provision build  Capital optimization - repurchasing significant shares at a discount to book value  Built company to provide long runway for growth beyond medium-term  Leveraged to long term trends in digital financial services Established path to drive long-term shareholder value  Tax and regulatory changes could be long term positive  Not currently contemplated in guidance/outlook  Do not expect material 2017 impact regardless

6 Quarterly Adjusted EPS (1) $0.34 $0.42 $0.53 $0.40 $0.52 $0.46 $0.51 $0.52 $0.52 $0.54 $0.56 $0.54 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 Quarterly Adjusted EPS(1) Growth (1) Represents a non-GAAP financial measure. See page 39 for details. $1.68 $2.00 $2.16 • Deposit growth • Auto portfolio optimization • Product expansion • Capital return Proven ability to grow Adjusted EPS(1)

7 Driving Higher Shareholder Returns (1) Represents a non-GAAP financial measure. See page 40 for details. Improving Core ROTCE(1) through efficient capital allocation and earnings growth • Expanding NIM • Increasing noninterest income • Operating leverage • Optimize capital deployment 3% 10% 12% +/- 2013 2016 Medium-term Target

8 Driving Higher Net Financing Revenue(1) Balance sheet growth and expanding margins drive top-line outlook (1) Represents a non-GAAP financial measure. Excludes OID. See page 41 for details. ($ billions) $3.0 $4.0 $5 +/- 2013 2016 Medium-term Target

9 Driving Positive Operating Leverage Proven ability to drive operating leverage given efficient, scalable platform (1) Represents a non-GAAP financial measure. See page 41 for details. Adjusted Efficiency Ratio (1) 67% 45% Low 40s% 2013 2016 Medium-term Target

10 CONFIDENTIAL Summary Outlook Chris Halmy, Chief Financial Officer Customer and Products Overview Chris Halmy, Chief Financial Officer Dave Shevsky, Chief Risk Officer Net Financing Revenue Brad Brown, Corporate Treasurer Near-term Outlook Chris Halmy, Chief Financial Officer 1 2 3 4

# Customer Product Suite



ALLY AUTO
INSURANCE
ALLY INVEST
DEPOSITS
CORPORATE FINANCE
ally
CashBack
ally
VISA
CASHBACK CARD
Co-brand product(1)
ALLY HOME

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(1) The Ally CashBack Credit Card is issued by TD Bank N.A.

12 Customer Growth Through Brand and New Offerings Consumer Auto Retail Deposit Wealth Management Other (includes Credit Card, Mortgage) Commercial Auto 4.4 million customers 18 thousand dealer relationships 1.2 million customers 250 thousand customers Note: primary, active customers based on period-end 2016 (1) Year-end 2016, monthly online survey by Hansa, a market research firm, on behalf of Ally – consumers age 35+ with household income of $75K+ and open to working with online banks. • Stable as retail offsets lease • Large, diversified dealer clients • 4k commercial loan relationships • Strong, steady growth • 18% CAGR 2010 – 2016 ~50 thousand customers • Growth opportunities as products marketed under Ally brand + Deepening existing relationships + New offerings + Growing brand awareness = Positioned to deliver steady customer growth Brand Awareness(1) 57% • Up from 45% in 2014

13 Proven Auto Finance Go-To-Market Strategy Note: based on period-end 2016 Unique competitive advantages and capabilities • Superior service model; multi-generational dealer relationships Relationship Based Broadest Product Suite Full Spectrum • Commercial lending, insurance and SmartAuction are differentiators • Super-prime to sub-prime, new/used, loan/lease Significant National Scale • 18,000 active dealer relationships Proven Adaptability • Evolved from captive to diversified market-driven competitor Forward Thinking • Continue to position for future evolution with enhanced offerings and digital capabilities

Auto Finance Products – Market Presence

ally

Comprehensive and valuable product suite and full-spectrum credit provider

Retail Loans	**$66** *billion*	• 5% market share of 2016 originations[1] • Optimizing risk-adjusted returns
Commercial Loans	**$39** *billion*	• Largest dealer wholesale floorplan financier • Dealer floorplan is important driver to overall relationship
Lease	**$11** *billion*	• Declining portfolio as leasing shifts to captives • Portfolio mix: 31% Car | 69% Truck/SUV
Remarketing *(SmartAuction)*	**364** *thousand*	• 364k annual transactions on Ally's online auction platform • Remarketing for 55% of Ally's off-lease vehicles
Insurance products	**Commercial** **Retail**	• Floorplan insurance products to dealers • Extended warranty products to consumers

Additional: Performance Development Center | Dealer Marketing Services | BlueYield | Transportation and Equipment Finance | Ally Dealer Rewards

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(1) Based on 2016 unit originations (new and used) per Experian

Note: Retail Auto Loans, Commercial Auto Loans and Lease based on period-end outstanding balance as of 2016

15 Consumer Auto Originations, $ billions $11.7 $14.8 $15.3 $13.9 $19.2 $17.0 $4.0 $2.2 $0.4 $11.3 $4.7 $3.4 $41.0 $40.9 $36.0 2014 2015 2016 Used New Retail Standard New Retail Subvented Lease Auto Finance Successfully Repositioned over 2 Years  Increased focus on profitability over volume − Increased capital optimization alternatives with share buybacks  Shift from leasing and subvention to diversified lending − Less sensitive to used vehicles prices as lease book migrates from $20 billion to $7-8 billion  Business model not overly reliant on SAAR or particular channel − Used business 42% of 2016 originations  Relentless focus on customers (retail and dealer) Business model much more diversified and better positioned for future 63% 46% 36% 2014 2015 2016 GM% of Total Originations

16 Auto Finance Market Update  Auto lenders, including Ally, continue to respond to market trends − Higher interest rates and interest rate expectations − Consumer credit losses continue to migrate higher, particularly in lower credit tiers − Declining used vehicle prices − Increasing manufacturer incentive levels − Many captive arms of manufacturers continue to increase leasing presence  Several banks, including Ally, are closely monitoring credit trends and adjusting pricing and/or underwriting − Noticeable shift over past few months − Market generally exhibiting price and risk discipline − Short dated asset allows for continual repricing of portfolio  We continue to see attractive risk-adjusted return opportunities and expect portfolio profitability to further improve

17 Risk-Adjusted Yield Progression Expect asset yields to increase more than expected losses 2016 Average 2017 Expectations Retail Auto Yield (portfolio) Annual Losses (portfolio)(1) Risk- Adjusted Yield 5.52% 5.8 - 6.0% 1.24% 1.4 - 1.6% 4.28% 4.2 - 4.6% (1) Represents reported numbers (higher than managed numbers due to loan sales) • Expect continued margin expansion • Expected 1Q 17 origination yield >6%

18 Retail auto orginations by FICO score 3% 5% 5% 6% 5% 5% 6% 6% 6% 5% 7% 7% 11% 12% 11% 14% 15% 14% 14% 13% 11% 11% 10% 10% 19% 21% 21% 23% 24% 23% 25% 26% 26% 25% 24% 24% 35% 34% 34% 34% 34% 34% 34% 36% 37% 36% 35% 35% 33% 29% 29% 23% 22% 24% 22% 20% 21% 23% 25% 24% 2012 2013 2014 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 YTD 17 Unscored Nonprime (CB 619-0) Prime/Near (CB 659-620) Prime (CB 739-660) Super Prime (CB 740+) Composition of Retail Auto Originations Continue to optimize across risk, return and volume Annual retail auto originations ($ billions) $30 $27 $30 $36 $33 ~$5.2 nonprime ~$3.7 nonprime (1) Unscored is primarily the Commercial Services Group (CSG) which is business customers. Average annualized credit losses of 40-45 bps on CSG loans for 2016. (1)

19 9% 7% 5% 4% 3% 15% 13% 10% 9% 7% 6% 4% 3% 3% 23% 19% 16% 14% 12% 10% 8% 7% 6% 38% 33% 27% 24% 21% 18% 15% 13% 12% 14% 28% 41% 50% 44% 39% 35% 31% 29% 13% 25% 36% 44% 41% 8% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 YTD 17 Pre-2012 2012 2013 2014 2015 2016 YTD 2017 Retail Auto Portfolio Turnover Newer, more profitable vintages are becoming a growing portion of the portfolio Estimated Originated Vintage Yield(1) ~6% Vintage Year 2017 YTD 5.8% 2016 5.3% 2015 5.0% 2014 (1) - Estimated originated yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. Note: numbers may not foot due to rounding.

20 0.4% -1.6% -0.1% 0.0% -3.6% -3.7% -3.5% -5.8% -7.1% Ally Index Average Used Price % Change YoY (YTD 17 vs. YTD 16) -8.9% -4.7% -6.5% Car Trucks / SUV Total Lease Dynamics Vehicle Segment Value Change YoY Auto Lease Yield Used Vehicle Indices NADA Index Change YoY Lease yield remains robust despite accelerated used vehicle declines Note: Quarterly change based on 3-month average index values versus prior year period. NADA may restate prior periods. Note: Yield calculated utilizing average daily balance for the quarter. Auto lease yield - revenue net of depreciation and gains/losses 5.73% 6.43% 6.84% 6.51% 6.66% 7.46% 7.25% 5.75% ~5.5% Note: NADA may restate prior periods. 123.9 125.7 124.9 124.6 124.7 122.6 114.9 110.1 80 90 100 110 120 130 140 150 Ja n-1 4 Fe b-1 4 Ma r-1 4 Ap r-1 4 Ma y-1 4 Ju n-1 4 Ju l-1 4 Au g-1 4 Se p-1 4 Oc t-1 4 No v-1 4 De c-1 4 Ja n-1 5 Fe b-1 5 Ma r-1 5 Ap r-1 5 Ma y-1 5 Ju n-1 5 Ju l-1 5 Au g-1 5 Se p-1 5 Oc t-1 5 No v-1 5 De c-1 5 Ja n-1 6 Fe b-1 6 Ma r-1 6 Ap r-1 6 Ma y-1 6 Ju n-1 6 Ju l-1 6 Au g-1 6 Se p-1 6 Oc t-1 6 No v-1 6 De c-1 6 Ja n-1 7 Fe b-1 7 Manheim NADA

21 Ally Hom e Total M ortgage M arket Mortgage – Enhancing Customer Portfolio Portfolio growth driven by bulk purchase activity and direct-to-consumer product  Launched direct-to-consumer product Ally Home® in December 2016  $1.6 trillion annual mortgage origination market(1) − Expect $3 - $5 billion originations annually in medium-term − Purchasing prime jumbo loans for balance sheet management purposes Ally market share medium-term modeled < 0.5% Total Annual Origination Mortgage Market ~$1.6 trillion(1) Top 10 Mortgage Lenders – YE 2016 Rank Lender Volume ($ billions) Market Share 1 Wells Fargo $244 11.8% 2 Chase $117 5.7% 3 Quicken Loans $96 4.6% 4 PennyMac Financial $70 3.4% 5 Bank of America $64 3.1% 6 U.S. Bank $56 2.7% 7 Freedom Mortgage $54 2.6% 8 Caliber Home Loans $40 2.0% 9 LoanDepot.com $38 1.8% 10 PHH Mortgage $37 1.8% Source: Inside Mortgage Finance - January 27, 2017 (1) MBA Mortgage Finance Forecast – February 15, 2017 • Conforming mortgages to be sold through our partner • Prime jumbo loans retained • Outsourcing fulfillment and servicing • No MSR

22 Ally Invest – Enhancing Customer Portfolio Natural combination of digital, self-directed savings and investing Self-Directed Trading For the hands-on investor Ally Managed Portfolios Automated investing, professionally managed  Low fees  Variety of investment products  In-depth research tools  24/7 customer service Current 2020 est. Online Brokerage(1) $5.7 trillion $7.0+ trillion (1) Source: Cerulli 2015 Retail and Advice Report Digitally Managed Portfolios(1) $50 billion $489 billion Large and growing addressable market NIM Benefits Benefit from growing customer sweep deposits Online Brokerage Digitally Managed Portfolios Commission growth driving noninterest income Asset management fee growth “3-channel” revenue growth

23 Corporate Finance Senior secured leveraged cash flow and asset-based loans to middle market companies  Experienced management team and business joined Ally in 1999 − Highly regarded market participant backed by a stable source of capital − Reputation for speed, certainty and reliability throughout the loan life cycle − Higher ROE specialized lending business with low historical loss rate  Private equity sponsored middle-market leveraged lending landscape is highly fragmented  Product line breadth  Speed of execution  Relationship orientation  Certainty of delivery  Industry and product specialization  Strong risk management Reputation as “cycle tested” & “steady handed” Go-To-Market Strategy Niche business positioned to grow • $3.2 billion outstandings(1) - expected to grow to $6-7 billion by 2019 • Typical deal transaction $25-$250 million − Larger commercial banks usually compete in $500+ million deal market − Ally deposit funding advantage over wholesale funded specialty lenders • Growing teams in technology and healthcare space (1) Outstandings as of year-end 2016

24 Total deposits; $ billions $35 $41 $48 $53 $58 $66 $79 $115 + 2010 2011 2012 2013 2014 2015 2016 2017 est. 2018 est. 2019 est. Deposit Growth as Value Driver & Customer Acquirer Deposit growth a meaningful driver of franchise value over time Growth from: • Existing retail customers • New retail customers • Ally Invest sweep deposits • Brokered Note: Domestic deposits for all periods.

Banking Dynamics: Long-Term Convergence of Models

Move towards digital represents long-term tailwind

Direct Banking

- Cost effective
- Fewer Products
- Higher rates

~$500 billion of deposits(1)

Traditional Banking

- Brick & Mortar
- More products
- Lower rates

~$5 trillion of deposits(2)

~**$4 trillion** in consumer deposits with a rate paid of **< 0.25%**(3)

Functionality and customer adoption will continue to progress

Deposit pricing should converge as functionality and products converge

(1) Ally Bank estimates the market size using various sources including FDIC, FFIEC, NIC, earnings releases, 10K/Q
(2) FFIEC Call Reports / FDIC - Deposits ($ trillions) in all accounts up to $250k held in domestic offices and in insured branches in PR and US territories and possessions
(3) Internal Ally estimate calculated utilizing FDIC Call Report Data combined with Informa rate reports

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26 ($ billions) $251 $370 $403 $453 5.2% 5.7% 6.2% 6.4% 6.7% 7.1% 7.3% 7.9% 2009 2010 2011 2012 2013 2014 2015 2016 Market Share ($ billions) $17.0 $21.8 $27.7 $35.0 $43.2 $47.9 $55.4 $66.6 6.8% 7.9% 9.1% 10.9% 12.6% 13.0% 13.7% 14.7% 2009 2010 201 2012 2013 2014 2015 2016 Ally Market Share of Direct Banks ($ trillions) $4.8 $4.8 $4.9 $5.0 $5.1 $5.2 $5.5 $5.7 2009 2010 2011 20 2 2013 2014 2015 2016 ($ trillions) $7.7 $7.9 $8.8 $9.4 $9.8 $10.4 $10.9 $11.6 2009 2010 2 11 2012 2013 14 5 6 Deposit Market Growth Total growth accelerated…. Retail growth accelerated…. Direct Bank market share grew…. Ally Bank increasing market share +6.8% The sum of all domestic Office deposits ($ trillions) Source: FFIEC Call Reports / FDIC SDI - All Institutions / National +4.8% +4.6% Deposits ($ trillions) in all accounts up to $250k held in domestic offices and in insured branches in PR and US territories and possessions Source: FFIEC Call Reports / FDIC SDI +9.1% +12.4% Direct Bank Deposit Market outstandings ($ billions). Source: Ally Bank estimates the market size using various sources including FDIC, FFIEC, NIC, earnings releases, 10K/Q +15.6% +20.1% Ally Bank Retail Deposits, year-end balances ($ billions).

27 CONFIDENTIAL Summary Outlook Chris Halmy, Chief Financial Officer Customer and Products Overview Chris Halmy, Chief Financial Officer Dave Shevsky, Chief Risk Officer Net Financing Revenue Brad Brown, Corporate Treasurer Near-term Outlook Chris Halmy, Chief Financial Officer 1 2 3 4

28 Net Financing Revenue (excluding OID)(1) Growth Simulation (1) Represents a non-GAAP financial measure. Excludes OID. See page 41 for details. Deposit Growth 2016 Medium-term Target Auto Portfolio Optimization Product Expansion + Corporate Finance and Mortgage growth + Wealth management $4 billion Expect $5 billion +/- Net Financing Revenue(1) $5 +/- billion + Higher Loan Yields and Balances − Lease decline + Reduce unsecured funding footprint + Reduce secured funding footprint + Securities portfolio/excess liquidity

29 Asset Mix ($ billions) FY 2016(1) Medium-term Expectations Average Balance Average Yield Retail Auto Loan $64 5.5% • Expect normalized balance of approximately $70 billion Commercial Auto $35 3.0% • Asset yields expected to rise with benchmarks Auto Lease $14 6.8% • Expect normalized balance of approximately $7-8 billion Mortgage $11 3.3% • Capital efficient asset growth Corporate Finance $3 6.5% • Expect normalized balance of approximately $6-7 billion Total Loans & Leases $127 4.8% Securities $18 2.3% • Capital efficient - expect significant growth with deposit funding Cash & Other $4 0.6% • Fairly flat Total Earning Assets $149 4.4% Asset growth from capital efficient assets while auto assets relatively flat (1) Average balances as of 12/31/2016; yields represent full year 2016 average

30 Deposits 41% Secured 28% Unsecured 27% FHLB / Other 5% Deposits 52% Secured 24% Unsecured 16% FHLB / Other 9% Secured Unsecured FHLB / Other Deposits ~70 - 75% Liability Mix ($ billions) FY 2016(1) Medium-term Expectations Average Balance Average Yield Deposits(2) $73 1.1% • Expect growth of $12+ billion per year (total deposits) Secured Debt $33 1.6% • Less reliance as deposits become primary funding Unsecured Debt $22 4.9% • Scheduled maturities replaced with deposit funding FHLB/Other(3) $12 1.1% • Fungible use for mortgage growth opportunities Total Funding Sources(4) $140 1.8% Mix continues to shift towards deposits as the primary funding source 2013 2016 Medium-term Target Note: Funding profiles based on average daily balances (1) Average balances as of 12/31/2016; yields represent full year 2016 average (2) Includes brokered deposits. Includes average noninterest-bearing deposits of $94 million in 2016 (3) Includes Demand Notes, FHLB, and Repurchase Agreements (4) Represents a non-GAAP financial measure. Excludes OID. See page 41 for calculation methodology and details.

Unsecured Maturities

ally

Significant benefit as unsecured debt maturities are replaced with low-cost deposits

Ally Unsecured Debt Securities[(1)]

Maturity Date	Coupon	Principal Amount Outstanding[(2)] ($ billions)	Illustrative EPS Savings @ Refi. Cost of:[(3)] 1.25%	2.00%
1/30/2017	2.750	$1.00	$0.02	$0.01
2/15/2017	5.500	$1.50	$0.09	$0.07
9/29/2017	3.250	$0.30	$0.01	$0.01
12/1/2017	6.250	$1.00	$0.07	$0.06
12/15/2017	2.500	$0.46	$0.01	$0.00
2/13/2018	3.250	$0.60	$0.02	$0.01
5/21/2018	3.600	$1.00	$0.03	$0.02
9/10/2018	4.750	$0.75	$0.04	$0.03
11/5/2018	3.250	$0.75	$0.02	$0.01
12/31/2018	8.000	$0.48	$0.05	$0.04
1/27/2019	3.500	$0.75	$0.03	$0.02
11/18/2019	3.750	$0.80	$0.03	$0.02
3/15/2020	8.000	$0.97	$0.11	$0.10
3/30/2020	4.125	$0.75	$0.04	$0.03
9/15/2020	7.500	$0.46	$0.05	$0.04
4/15/2021	4.250	$0.60	$0.03	$0.02
2/13/2022	4.125	$0.65	$0.03	$0.02
5/19/2022	4.625	$0.40	$0.02	$0.02
9/30/2024	5.125	$0.70	$0.05	$0.04
3/30/2025	4.625	$0.50	$0.03	$0.02
11/20/2025	5.750	$1.05	$0.08	$0.07
11/1/2031	8.000	$0.49	$0.06	$0.05
11/1/2031	8.000	$2.00	$0.23	$0.21

~$12 billion in maturities
('17 – '20)

Between $0.45 - $0.60 annual EPS benefit

timing of full benefit subject to bank leverage ratio normalization

Long runway for continued liability optimization

(1) Excludes retail notes, demand notes and trust preferred securities.
(2) Reflects notional value of outstanding bond. Excludes OID and capitalized transaction costs.
(3) Illustrative EPS savings assumes 35% tax rate.

31

32 Fixed vs. Variable Secured Debt ($ billions) Note: total balance sheet secured debt, includes FHLB funding $17.9 $16.2 $19.8 $24.3 Fixed Rate Variable Rate Secured Debt Footprint Secured funding poised to become more efficient over time as assets move to bank ($ billions) FY 2016 Average Balance Average Yield Secured Facilities Bank $3 1.3% Parent $14 1.6% Securitization Platforms AFIN (parent)(1) $8 1.9% AMOT(2) $6 1.5% AART(3) $2 1.3% Lease(4) $1 1.3% Total Secured Funding $33 1.6% Average balances and yields represents full year 2016 average Note: does not include FHLB funding (1) AFIN – Ally Financial Inc. (Parent) non-prime retail auto loan asset backed securitization program (2) AMOT – Ally Bank dealer floorplan asset backed securitization program (3) AART – Ally Bank prime retail auto loan asset backed securitization program (4) Lease/ALLYL – Ally Bank lease asset backed securitization program 2016 2014 Expect significant reduction over the medium-term

33 Deposit Re-pricing Modeling pass-through rate to steepen over time  Betas have been muted during the first two FOMC tightening actions, but are expected to steadily increase over time  Ally’s deposit growth expected to outpace balance sheet growth over next several years as funding mix is optimized Ally - Deposit Pricing Path v. Fed Funds Target Forward curve as of February 15, 2017 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% A lly Dep o s it P ri c in g Fed Funds Target Longer-term Deposit Beta 70-75% Through Medium-term Deposit Beta 30-50% Ally’s interest rate risk models use dynamic assumptions driven by a number of factors, including the overall level of interest rates and the spread between short-term and long-term interest rates to project changes in Ally’s retail deposit offered rates. Please see the 10-K for more details.

34 CONFIDENTIAL Summary Outlook Chris Halmy, Chief Financial Officer Customer and Products Overview Chris Halmy, Chief Financial Officer Dave Shevsky, Chief Risk Officer Net Financing Revenue Brad Brown, Corporate Treasurer Near-term Outlook Chris Halmy, Chief Financial Officer 1 2 3 4

Near-term Outlook

	1Q Expectation	Commentary
Net Financing Revenue[(1)]	Fairly flat QoQ	• Lease yield of approximately 5.5% impacted by lower vehicle prices; expect to improve seasonally in 2Q • Expect larger benefit of debt maturities in 2Q
Other Revenue	Fairly flat QoQ	• Expect more benefit from new products in 2H 2017
Provision Expense	$280 – $290 million	• Delayed tax refunds and lower credit tier performance impacting 1Q results • Continued seasoning of newer vintages
Noninterest Expense	$755 – $765 million	• Moderate investments in growth initiatives
Auto Originations	~$9 billion	• Lenders responding to market developments with higher risk-adjusted yields

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(1) Represents a non-GAAP financial measure. Excludes OID. See page 41 for details.

36 Summary of Financial Targets 2017 Medium-term Target Adjusted EPS(1) Growth Core ROTCE(1) Adjusted Efficiency Ratio(1) Conclusion and Long-term Trajectory Progressing down financial path to drive long-term value 5 - 15% 15%+ CAGR 10% +/- 45 - 47% Low 40s% 12% +/-  Attractive and achievable financial targets over time  Self-help drivers are tangible and meaningful – liability and capital management  Quarterly progression subject to manageable variability  Interest rate curve  Quarterly retail auto loss and lease performance  Bank leverage ratio requirement (1) Represents a non-GAAP financial measure. See pages 39, 40 and 41 for details.

37 CONFIDENTIAL Supplemental

38 Notes on non-GAAP and other financial measures Supplemental 1) Core net income available to common is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income available to common adjusts GAAP net income available to common for discontinued operations net of tax, tax-effected OID expense, tax- effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. See page 39 for calculation methodology and details. 2) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 39 for calculation methodology and details. 3) Tangible Common Equity is defined as common stockholders’ equity less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Tangible common equity is not formally defined by GAAP or codified in the federal banking regulations and, therefore, is considered to be a non-GAAP financial measure. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for unamortized original issuance discount and net deferred tax asset. See page 40 for more details. 4) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, repositioning items primarily related to strategic activities and rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue, repositioning items primarily related to the extinguishment of high-cost legacy debt and original issue discount (OID). See page 41 for more details. 5) Net financing revenue (ex. OID) is a non-GAAP financial that adjusts non-cash expense bond exchange original issue discount (OID). See page 41 for more details. 6) Total Funding Sources (ex. OID) is a non-GAAP financial that adjusts bond exchange original issue discount (OID). See page 41 for more details. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Net Income Available to Common, Core Return on Tangible Common Equity (Core ROTCE) and Adjusted Efficiency Ratio. These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital measures. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

Supplemental

Notes on non-GAAP and other financial measures

Adjusted Earnings per Share ("Adjusted EPS")

		QUARTERLY TREND														
		FY 2016	4Q '16	3Q '16	2Q '16	1Q '16	FY 2015	4Q '15	3Q '15	2Q '15	1Q '15	FY 2014	4Q '14	3Q '14	2Q '14	1Q '14
Numerator *($ millions)*																
GAAP net income available to common shareholders		$ 1,037	$ 248	$ 209	$ 345	$ 235	$ (1,282)	$ (953)	$ 230	$ (1,069)	$ 509	$ 882	$ 109	$ 356	$ 258	$ 159
less: Disc Ops, net of tax		44	(2)	52	(3)	(3)	(392)	13	5	(13)	(397)	(225)	(26)	(130)	(40)	(29)
add back: Original issue discount expense ("OID expense")		59	15	15	14	15	59	12	11	18	17	186	42	47	53	44
add back: Repositioning Items		11	-	-	4	7	349	3	2	154	190	187	167	-	16	3
less: OID & Repo. Tax *(35% in '16, 34% in '15 and prior)*		(24)	(5)	(5)	(6)	(8)	(139)	5	(5)	(58)	(71)	(127)	(71)	(16)	(24)	(16)
Significant Discrete Tax Items		(84)	-	-	(91)	7	-	-	-	-	-	(91)	(30)	-	(62)	-
Series G Actions		-	-	-	-	-	2,350	1,179	-	1,171	-	-	-	-	-	-
Series A Actions		1	-	-	1	-	22	-	-	22	-	-	-	-	-	-
Core net income available to common shareholders	[a]	$ 1,043	$ 256	$ 271	$ 263	$ 253	$ 967	$ 249	$ 244	$ 224	$ 249	$ 812	$ 192	$ 257	$ 203	$ 161
Denominator																
Weighted-Average Shares Outstanding - *(Diluted, thousands)*	[b]	482,182	474,505	483,575	486,074	484,654	483,934	484,845	484,399	483,687	482,782	481,934	483,091	482,506	482,343	479,768
Adjusted EPS	[a] / [b]	$ 2.16	$ 0.54	$ 0.56	$ 0.54	$ 0.52	$ 2.00	$ 0.52	$ 0.51	$ 0.46	$ 0.52	$ 1.68	$ 0.40	$ 0.53	$ 0.42	$ 0.34

***Adjusted earnings per share (Adjusted EPS)** is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income available to common is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash expense bond exchange original issue discount (OID), (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.*

39

Supplemental

Notes on non-GAAP and other financial measures

Core Return on Tangible Common Equity ("Core ROTCE")

		FY 2016	FY 2013
Numerator *($ millions)*			
GAAP net income available to common shareholders		$ 1,037	$ (688)
less: Disc Ops, net of tax		44	55
add back: Original issue discount expense ("OID expense")		59	249
add back: Repositioning Items		11	244
less: OID & Repo. Tax *(35% in '16, 34% in '15)*		(24)	(168)
Significant Discrete Tax Items & Other		(84)	602
Series G Actions		-	-
Series A Actions		1	-
Core net income available to common shareholders	[a]	$ 1,043	$ 294
Denominator *(2-period average, $ billions)*			
GAAP shareholder's equity		$ 13.4	$ 17.1
less: Preferred equity		0.3	4.1
less: Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		0.2	0.3
Tangible common equity		$ 12.9	$ 12.7
less: Unamortized original issue discount ("OID discount")		1.3	1.7
less: Net deferred tax asset ("DTA")		1.2	1.6
Normalized common equity	[b]	$ 10.4	$ 9.4
Core Return on Tangible Common Equity	[a] / [b]	10.0%	3.1%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for unamortized OID and net DTA. Ally's Core net income available to common utilized a static 34% tax rate for purposes of calculating Core ROTCE through 4Q 2015. As of 1Q 2016, Ally's Core net income available to common for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used calculating adjusted earnings per share.*

(1) *In the numerator of Core ROTCE, GAAP net income available to common is adjusted for discontinued operations net of tax, tax-effected OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions.*

(2) *In the denominator, GAAP shareholder's equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, unamortized OID, and net DTA.*

40

41 Notes on non-GAAP and other financial measures Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, repositioning items primarily related to strategic activities and rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue, repositioning items primarily related to the extinguishment of high-cost legacy debt and original issue discount (OID). Adjusted Efficiency Ratio FY 2016 FY 2013 Numerator ($ millions) Total noninterest expense 2,939$ 3,405$ less: Rep and warrant expense (6) 32 less: Insurance expense 940 999 less: Repositioning items 9 123 Adjusted noninterest expense [a] 1,997$ 2,251$ Denominator ($ millions) Total et revenue 5,437$ 4,263$ add: Original issue discount 59 249 add: Repositioning items 3 121 less: Insurance revenue 1,097 1,253 Adjusted net revenue [b] 4,401$ 3,380$ Adjusted Efficiency Ratio [a] / [b] 45% 67% Net financing revenue (ex. OID) is a non-GAAP financial that adjusts non-cash expense bond exchange original issue discount (OID). Total Funding Sources (ex. OID) is a non-GAAP financial that adjusts bond exchange original issue discount (OID). Net Financing Revenue (ex. OID) Total Funding Sources (ex. OID) $ in millions FY 2016 FY 2013 $ in b illions FY 2016 GAAP Net Financing Revenue 3,907$ 2,779$ GAAP Total Funding Sources 139$ Original Issue Discount ("OID") 57 249 Original Issue Discount ("OID") 1 Net Financing Revenue (ex. OID) 3,964$ 3,028$ Total Funding Sources (ex. OID) 140$